Joe O'Hare Vice President Storage Division

This presentation contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, satisfactory outcome of our union contract negotiations, the impact of any global or regional health epidemic, such as severe acute respiratory syndrome, keeping pace with technological change, dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, timely completion of employment reductions and other restructuring and consolidation activities, limits on our ability to issue equity to raise capital and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2002, and subsequent quarterly reports on Form 10-Q. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In this presentation we may discuss non-GAAP or pro-forma financial information. You can find comparable GAAP information and reconciliations between the non-GAAP and GAAP information on our website at http://www.agere.com/webcast. Important Information for Investors

Agenda Agere overview Key growth drivers Storage leadership

Leader in Our Three Target Markets Multiservice Networking Wireless Data & PC Connectivity High-Density Storage This chart is based on management's estimates of our customers' use of our products by end application.

Our Revenue Profile Storage Read Channels, Preamps, SoCs PC Connectivity Modems, Computer I/O Wireless Data Mobile Phone and Wireless LAN ICs Enterprise Networking ASICs, Workstation and Server I/O Wireless Infrastructure DSPs, Network Processors, Switch ICs Agere's Estimated March Quarter 2003 IC Revenue by End Market This chart is based on management's estimates of our customers' use of our products by end application. Telecom Infrastructure Network Processors, Mappers, Framers, Switch Fabric, High-Speed PHYs

Focused Growth Strategies High-Density Storage Take share with SoCs Expand TAM with mobile/enterprise Leader in high-speed serial I/O Wireless Data and PC Connectivity Leverage 2.5G/GPRS transition Grow 802.11a/b/g multimode offerings Expand TAM into consumer connectivity Multiservice Networks Gain share in standard products Expand TAM with RF power, SAN Increase customer penetration with multiservice solutions

Leader in Wireless Data ICs Sources: IDC, Gartner Dataquest, Agere analysis Shipped 7 million Wi-Fi chip sets in CY2002 FY2Q mobile terminal revenue grew >35% Designed in over 70 GPRS cell phone models #1 - Embedded Wi-Fi Solutions for PCs #2 - 802.11 Chip Sets

Leader in Multiservice Network ICs Designed in 4 of 5 top wireless infrastructure OEMs Designed in 6 of 10 top wireline infrastructure OEMs Sources: IDC, Gartner Dataquest, RHK #1 - SONET Line Card ICs #1 - Network Switch ICs #2 - Wireless Infrastructure ICs

#1 - SoCs #1 - Read Channels #1 - Preamps Leader in Storage ICs Sources: IDC, Gartner Dataquest, Agere analysis Shipped over 70 million storage SoCs to date Industry's first single-chip serial ATA SoC TrueStore(tm) read channel- delivers industry's highest data capacity

Hard Disk Drive ICs Control the System Hard disk drive ICs control the transfer, manipulation and retrieval of data in hard disk drives Agere's TrueStore(tm) portfolio for hard disk drive storage: Read channels Preamps Motor controllers Disk controllers SoCs Agere is the industry leader in SoC shipments

Our Storage Play Leader in hard disk drive IC solutions Agere read channel IP in over 50% of HDDs shipping today Gaining market share in established and emerging segments Leading IP and innovations enable product differentiation and TTM advantage for customers Best-in-class read channel and SoC solutions Robust serial I/O and innovative SiGe technologies Deep customer engagements

Agere Growth Drivers for Storage ICs Driving the SoC transition Agere's SoC growth was 50% 1Q-2Q FY03 Increasing IC content per drive Penetrating laptop and server markets Hitachi mobile and Maxtor server design wins Targeting consumer electronics applications Personal video, set-top box, gaming, MP3 2003-07 application growth estimates from 30%-60% Sources: IDC, Agere analysis 0 500 1000 1500 2000 2500 3000 2002 2003 2004 2005 2006 SOC Read Channel Preamp Controllers Worldwide Storage ICs ($M)

Driving Growth Beyond the Desktop

- **Mobile—2.5" and smaller**
  - High industry unit growth expected: '03-'07 CAGR ~25%
  - Winning new designs
  - Shipping SoCs into mobile hard disk drive platforms
- **High-performance server—10K and 15K RPM**
  - Controllers with high-speed serial I/O expand our served market
- **Consumer**
  - Cost-effective designs will win
  - Highest SNR provides "cheap" capacity



Source: IDC, TrendFocus, Agere analysis

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Leveraging our expertise and system-level knowledge to meet performance parameters for customer-specific applications Areal density and cost Servers, high-performance PCs and near- line storage Areal density and power Desktops, consumer electronics and mobile Data rate High-end enterprise Power and cost Personal consumer Read Channels Tailored to the Application

Serial I/O Eliminates Data Bottlenecks Shift to Serial I/O provides major advantages for hard disk drive OEMs and their electronics suppliers Increased data throughput for high-speed applications Reliable, cost-effective transition Smaller form factors Our Serial Storage Interface Platform (SSIP) addresses all three interface standards at the PHY (physical layer) A set of common IP addresses the SATA/SAS/FC protocols Enables serial-based drives and host-side interfaces for any protocol using a single silicon platform

Continued Momentum with Serial ATA SoCs Agere's single-chip native SATA SoC-a faster, cheaper solution Competitors' two-chip SATA bridge offers only an interim approach Development efforts focused on high-volume SoC opportunities Roadmap aligned to deliver native SATA SoCs in large volumes for market ramp in the second half of 2003 Agere's Native SATA SoC SSIP SATA PHY PRML Read Channel Parallel ATA SoC or Hard Disk Controller Parallel ATA I/F Drivers Serial ATA Bridge Parallel ATA I/F Drivers SATA I/F Driver

Industry-Leading Preamp Technology First to ship .25-micron SiGe preamps Fast write speeds with lower power consumption-reductions as much as 50% Lower noise on the read amplifier, resulting in better overall SNR Higher data rates enable desktop and high-end applications

The Storage IC Vendor of Choice Delivering the best customer experience Maxtor award-#1 Semiconductor Supplier Recognized for excellent performance and quality Fujitsu Award-Distinguished Partner Award Outstanding partner in read channel development Deepening customer relationships

Agere's Data Storage Leadership #1 in hard disk drive ICs Leader in storage SoCs Well positioned for the mobile and consumer electronics growth markets Source: IDC

On Track for Profitability Accelerating revenue growth in 2HFY03 Projected 4% growth in June quarter Estimated $1.85 billion fiscal year revenue with potential upside Expect profitability in September quarter Gross margin in mid-40s Cash flow positive Positive GAAP net income Strong balance sheet